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                                                                    EXHIBIT 4.66

                                                               December 21, 2005

Pine Valley Mining Corporation
Suite 501 -- 535 Thurlow Street
Vancouver, B.C. V6E 3L2

Falls Mountain Coal Inc.
Suite 501 -- 535 Thurlow Street
Vancouver, B.C. V6E 3L2

Pine Valley. Coal Ltd.
Suite 501 -- 535 Thurlow Street
Vancouver, B.C. V6E 3L2

Attention: Mr. Jeff Fehn and Mr. Graham Mackenzie

Dear Sirs:

RE:  SECOND AMENDING AGREEMENT
     ROYAL BANK ASSET BASED FINANCE, A DIVISION OF ROYAL BANK OF CANADA
     (THE "BANK"): CREDIT FACILITY IN FAVOUR OF PINE VALLEY MINING CORPORATION, FALLS MOUNTAIN COAL INC., AND PINE VALLEY COAL LTD.
     (COLLECTIVELY, THE "BORROWER")

Pursuant to a credit agreement issued by the Bank to the Borrower on September 8, 2005, and accepted by the Borrower on September 8, 2005, (the "Credit Agreement"), the Bank established certain credit in favour of the Borrower on the terms and conditions set out therein.

By letter dated November 24, 2005, the Borrower and the Bank amended the Credit Agreement.

The Borrower and the Bank wish to further amend the Credit Agreement in the manner set forth herein.

1. INTERPRETATION

All words and expressions defined in the Credit Agreement have the same meaning when used herein. Reference to the Credit Agreement includes amendments thereto from time to time including the amendments made by this amending agreement. All references herein to sections of or schedules to an agreement other than this amending agreement are to sections of and schedules to the Credit Agreement, unless otherwise expressly stated. Clause headings are for reference only.

2. EFFECTIVE DATE

The provisions of the Credit Agreement shall be amended as set out in this amending agreement as of the date of this amending agreement.

3. AGREEMENTS AND AMENDMENTS

3.1 Schedule A to the Credit Agreement shall be amended by:

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     (a)  adding paragraph (k) in the definition of "Eligible Inventory" as follows:

          "(k) and such saleable coal will be limited, for coal located at the Port to a maximum of 210,000 metric tonnes;"

     (b) in the definition of "Material Contracts", deleting the paragraph reference 12(i) and substituting 12(j);

     (c) by adding after the definition of "Pine Valley" and immediately before the definition of "PVC" the following definition:

          "Port" means each of the ports to which the Borrower ships coal pursuant to agreements between the Borrower and the company managing the terminal, which agreements have been approved in writing by the Bank;".

3.2 Schedule C to the Credit Agreement shall be amended by deleting, in Section 1., the words "Neptune Bulk Terminals (Canada) Ltd.", and substituting therefor the following words:

     "the company or companies providing terminal services to the Port"

3.3 Schedule G to the Credit Agreement shall be amended by adding the following to the list of Material Contracts in Part I:

     "39. Terminal Services Agreement dated November 15, 2005, between Ridley Terminals Inc. and Falls Mountain Coal Inc.

     40. Agency agreement dated January 1, 2006 between Falls Mountain Coal Inc. and Neptune Bulk Terminals (Canada) Limited."

4.   REPRESENTATIONS AND WARRANTIES

4.1 The Borrower represents and warrants to the Bank that the representations and warranties made by the Borrower in the Credit Agreement are true and correct on and as of the date hereof, with the same effect as if those representations and warranties had been made on and as of the date hereof except to the extent such representations and warranties are not true and correct as previously disclosed to the Bank.

4.2  The Borrower further represents and warrants to the Bank as follows:

     (a) it has full power and authority to enter into, give and perform this amending agreement;

     (b) the entering into and performance by it of this amending agreement has been duly authorized by all necessary action and will not violate or conflict with its constating documents or any amendments thereto or any provision of any agreement, indenture or arrangement to which it is a party or is bound;

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     (c)  this amending agreement is, and each of the Credit Documents continue to be, a valid and legally binding obligation enforceable against the Borrower in accordance with its terms; and

     (d) no Event of Default has occurred and is continuing except such events of default as have been previously disclosed to the Bank.

5. MISCELLANEOUS

With the exception of the foregoing amendments, the Credit Agreement shall continue in full force and effect unamended.

This amending agreement may be executed in any number of counterparts and by separate parties in different counterparts, each of which shall be an original and all of which when taken together shall constitute one and the same agreement.

Please indicate your acceptance of this amending agreement by signing and returning the enclosed duplicate copy of this letter.

Yours truly,

ROYAL BANK ASSET BASED FINANCE,
A DIVISION OF ROYAL BANK OF CANADA

By: /s/ Ted Vanderlaan
                      -------------------------------
        Name: Ted Vanderlaan
        Title: Senior Manager Underwriting

WE ACKNOWLEDGE AND ACCEPT the terms and conditions of this Amending Agreement.

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
PINE VALLEY MINING                                            FALLS MOUNTAIN COAL INC.
CORPORATION

By:  /s/ Martin Rip                                            /s/ Martin Rip
                   ----------------------------------                        --------------------------------------
         Name: Martin Rip                                              Name: Martin Rip
         Title: VP Finance & CFO                                       Title: Secretary

I have the authority to bind the Corporation.                 I have the authority to bind the Corporation.

SUITE 501 -- 535 THURLOW STREET                               SUITE 501 -- 535 THURLOW STREET
VANCOUVER, B.C. V6E 3L2,                                      VANCOUVER, B.C. V6E 3L2,
FAX NO. 604.682.4698                                          FAX NO. 604.682.4698
E-MAIL ADDRESS                                                E-MAIL ADDRESS
MRIP@PINEVALLEYCOAL.COM                                       MRIP@PINEVALLEYCOAL.COM


PINE VALLEY COAL LTD.

By: /s/ Martin Rip
                  -----------------------------------
        Name: Martin Rip
        Title:

I have the authority to bind the Corporation.

SUITE 501 -- 535 THURLOW STREET
VANCOUVER, B.C. V6E 3L2,
FAX NO. 604.682.4698
E-MAIL ADDRESS
MRIP@PINEVALLEYCOAL.COM



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                                     CONSENT

The undersigned hereby acknowledge and consent to the amendment of the Credit Agreement pursuant to this amending agreement and confirm that all security provided pursuant to the Credit Agreement and other documents contemplated by the Credit Agreement to which it is a party, continue in full force and effect, notwithstanding the amendment to the Credit Agreement.

Accepted as of the 23rd day of December, 2005

GLOBALTEX GOLD MINING CORP.

By:  /s/ Martin Rip
                   ----------------------------------
         Name:  Martin Rip
         Title:  Secretary

I have the authority to bind the Corporation.

SUITE 501 -- 535 THURLOW STREET
VANCOUVER, B.C. V6E 3L2,
FAX NO. 604.682.4698
E-MAIL ADDRESS
MRIP@PINEVALLEYCOAL.COM

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